Exhibit 5.1

                                   April 21, 1998




          Securities and Exchange Commission
          Judiciary Plaza
          450 Fifth Street
          Washington, D.C.  20549


          Ladies and Gentlemen:

               As Senior Vice President, General Counsel and Corporate Secretary for SunTrust Banks, Inc. (the "Registrant"), I am familiar with the preparation and filing of the Registrant's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on or about April 21,
          1998, pursuant to which the Registrant proposes to issue up to 92,769 shares of its $1.00 par value common stock ("Registrant's Common Stock") pursuant to the Equitable Securities Corporation Employee Stock Bonus Plan (the
          "Plan").

               I have reviewed the Plan and the Registration Statement, and I have examined and am familiar with, the originals or copies, certified or otherwise, of the documents, corporate records and other instruments of the Registrant relating to the proposed issuance of said Registrant's Common Stock which I deem relevant and which form the basis of the opinion hereinafter set forth.

               I am of the opinion that under the laws of the State of Georgia, the jurisdiction in which the Registrant is incorporated and the jurisdiction in which the Registrant has its principal office, upon the issuance of the shares of the Registrant's Common Stock pursuant to the aforesaid Registration Statement, all such shares when so issued will be duly authorized, validly issued and outstanding, and will be fully paid and non-assessable shares of the Registrant's Common Stock, and no personal liability will attach to the holders of any of the shares of the Registrant's Common
          Stock.

               The undersigned counsel to the Registrant hereby consents to the use of my opinion as Exhibit 5.1 to the aforesaid Registration Statement.


                                                    Sincerely,

                                                    /s/ Raymond D. Fortin



          RDF/pcb